Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2011
FOURTH QUARTER AND YEAR END RESULTS

HAUPPAUGE, NY – December 28, 2011 - Hauppauge Digital Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the fourth fiscal quarter and year ended September  30, 2011.

FOURTH QUARTER RESULTS

Net sales were $10.3 million for the fourth quarter of fiscal 2011 compared to $11.6 million reported for the previous year’s fourth fiscal quarter.

The Company incurred a net loss of $2,075,730 for the fourth quarter of fiscal 2011 compared to a net loss of $1,524,352 for the fourth quarter of fiscal 2010.   Net loss per share for the fourth quarter of fiscal 2011 was $0.21 on a basic and diluted basis, compared to a net loss per share of $0.15 on a basic and diluted basis for the fourth quarter of fiscal 2010.

FISCAL YEAR RESULTS

Net sales were $42.3 million for the fiscal year ended September 30, 2011 compared to $56.9 million reported for fiscal year ended September 30, 2010.

The Company incurred a net loss of $5,849,072 for fiscal year ended September 30, 2011 compared to a net loss of $1,846,560 for the fiscal year ended September 30, 2010.  The results for the fiscal year ended September  30, 2010  reflected a reduction in accrued expenses fees of about $2.25 million for settlements  and changes in estimates.  Net loss per share for the fiscal year ended September 30, 2011 was $0.58 on a basic and diluted basis, compared to a net loss per share of $0.18 on a basic and diluted basis for the fiscal year ended September 30, 2010.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated “Fiscal 2011 was a challenging year for the Company.  Sales into Europe, which historically has been our strongest region for our TV tuner products, slowed dramatically. The slowdown affected southern Europe, including Spain and Italy, but also included previously strong markets, such as Germany.

In 2011, we began transitioning our product portfolio from lower-end TV tuner products to higher-end video recorder, video streaming and digital TV tuner products with the introduction of ‘Colossus’, a high definition video recorder, ‘Broadway’, our live TV streaming products for the iPad and iPhone, our HD-PVR Gaming Edition, and our WinTV-DCR-2650 dual tuner CableCARD receiver. The WinTV-DCR-2650 allows a PC user in the United States to connect to their digital cable TV signal and watch or record up to two programs at a time.

We believe the repositioning of our product offerings will result in future benefits for the Company.

In recognition of the impact of the sales transition, during the second half of fiscal 2011, the Company implemented an expense reduction plan in order to bring the overhead expense level more in line with our current sales. We have closed some offices and reduced personnel levels in other offices.

The Company believes that the effect of this expense reduction plan coupled with the sales transition of our product portfolio will have a positive effect on our operations starting with the first quarter of fiscal 2012”.

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital Inc. is a leading developer of TV receivers, video recorders, Internet video streaming devices and other products for the personal computer market. Through its Hauppauge Computer Works, Inc., Hauppauge Digital Europe Sarl and PCTV Systems Sarl subsidiaries, the Company designs, develops, manufactures and markets products which record video from cable TV, satellite set top boxes and video game consoles, plus analog, digital and other types of TV tuners and devices that allow PC users to watch television on a PC screen in a resizable window. Certain of the Company’s products also enable the recording of TV shows to a PCs’ hard disk, receiving of digital TV data transmissions, and the display of digital media stored on a computer to a TV set and other mobile devices via a home network.  The Company is headquartered in Hauppauge, New York. with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California and research and development centers in Hauppauge, New York, Braunschweig, Germany and Taipei, Taiwan.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this may not occur.  Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management.  We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in “Item 1A–Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011), many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.  All cautionary statements made in this news release should be read as being applicable to all related forward-looking statements wherever they appear.

[Financial Table Follows]

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended September 30,
	2011	2010

Net sales	$10,276,534	$11,599,662
Cost of sales	7,434,039	8,196,541
Gross profit	2,842,495	3,403,121

Selling, general and administrative expenses	3,924,731	3,762,993
Research & development expenses	1,040,842	1,200,254
Loss from operations	(2,123,078)	(1,560,126)
Other income :
Interest income	1,881	1,037
Foreign currency	8,723	14,132
Total other income	10,604	15,169
Loss before tax provision	(2,112,474)	(1,544,957)
Current tax provision	58,964	45,748
Deferred tax benefit	(95,708)	(66,353)
Net loss	$(2,075,730)	$(1,524,352)

Net loss per share-basic and diluted	$(0.21)	$(0.15)

Weighted average shares-basic and diluted	10,122,344	10,072,625

HAUPPAUGE DIGITAL  INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended September 30,
	2011	2010

Net sales	$42,343,059	$56,918,617
Cost of sales	29,262,521	38,486,848
Gross profit	13,080,538	18,431,769

Selling, general and administrative expenses	14,486,996	15,579,080
Research & development expenses	4,258,023	4,458,915
Loss from operations	(5,664,481)	(1,606,226)
Other income (expense):
Interest income	10,450	5,373
Interest expense	-	(4,340)
Foreign currency	6,268	227,902
Total other income (expense)	16,718	228,935
Loss before tax provision	(5,647,763)	(1,377,291)
Current income tax provision	197,309	205,022
Deferred tax provision	4,000	264,247
Net loss	$(5,849,072)	$(1,846,560)

Net loss per share-basic and diluted	$(0.58)	$(0.18)

Weighted average shares-basic and diluted	10,108,670	10,066,637

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	September 30,	September 30,
	2011	2010
Assets:

Current Assets:
Cash and cash equivalents	$4,080,537	$7,057,904
Accounts receivables, net of various allowances	3,708,696	4,403,194
Other non trade receivables	2,408,326	2,355,834
Inventories	10,092,224	11,450,565
Deferred tax asset current	1,127,641	1,310,204
Prepaid expenses and other current assets	992,258	980,087
Total current assets	22,409,682	27,557,788

Intangible assets, net	3,186,430	3,941,266
Property, plant and equipment, net	368,703	544,959
Security deposits and other non current assets	112,813	106,241
Deferred tax asset non current	789,297	610,734
	$26,866,925	$32,760,988

Liabilities and Stockholders’ Equity :

Current Liabilities:
Accounts payable	$6,674,900	$7,306,221
Accrued expenses –fees	4,082,719	4,955,540
Accrued expenses	11,417,895	10,266,495
Income taxes payable	242,201	252,090
Total current liabilities	22,417,715	22,780,346

Stockholders' Equity
Common stock $.01 par value; 25,000,000 shares authorized,
10,882,823 and 10,842,274 issued, respectively	108,828	108,423
Additional paid-in capital	18,187,595	17,739,330
Retained deficit	(6,899,958)	(1,050,886)
Accumulated other comprehensive loss	(4,541,707)	(4,410,677)
Treasury Stock at cost, 760,479 shares	(2,405,548)	(2,405,548)
Total stockholders' equity	4,449,210	9,980,642
	$26,866,925	$32,760,988

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